AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZUMA360 SOFTWARE, INC.

A Delaware Corporation

                ZUMA369 Software, Inc. (the “Corporation”) does hereby certify under the seal of the Corporation as follows:

                First:  The name of the Corporation is ZUMA360 Software, Inc. .

                Second:   The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware in Dover, Delaware, on the 11th day of April, 2007.

                Third:   Pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, the Corporation has adopted the Amended and Restated Certificate of Incorporation (the “Restated Certificate”) as attached hereto as Exhibit A, restating and amending its Certificate of Incorporation. This Restated Certificate has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of said General Corporate Law) in accordance with the provisions of said Section 242 and Section 245.

I, THE UNDERSIGNED, being the President of the Corporation, do make, file and record this Amended and Restated Certificate of Incorporation as attached hereto as Exhibit A and incorporated by this reference, do certify that the facts herein stated are true and, accordingly, have caused the corporate seal of the Corporation to be hereunto affixed this 21st  day of December, 2007.

/s/ Srini Vasan, President and Director

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZUMA360 SOFTWARE, INC.

A Delaware Corporation

ARTICLE I

                The name of this corporation is: ZUMA360 SOFTWARE, Inc.

ARTICLE II

                The registered office in the State of Delaware is to be located at 9 East Loockerman Street, Suite 3A, in the City of Dover, County of Kent, Zip Code 19901. The registered agent in charge thereof is Spiegel & Utrera, P.A.

ARTICLE III

                The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Law of Delaware.

ARTICLE IV

                (a)           The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE HUNDRED MILLION, of which TWENTY-FIVE MILLION shares shall be shares of Preferred Stock of the par value of $0.00001 per share (hereinafter called “Preferred Stock”) and SEVENTY-FIVE MILLION shares shall be shares of Common Stock of the par value of $0.00001 per share (hereinafter called “Common Stock”).

                (b)           All holders of shares of Common Stock shall be identical with each other in every respect and shall be entitled to have unlimited voting rights on all shares and shall be entitled to one vote for each share on all matters on which Shareholders have the right to vote, and,

                (c)           All holders of shares of Common Stock, upon the Dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation after distribution has been completed to any preferred Shareholder.

                (d)           No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Director(s) may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Director(s) may deem advisable in connection with such issuance.

                (e)           Any amendment to this Amended and Restated Certificate of Incorporation (“Restated Certificate”) which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

                .(f)           The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Restated Certificate, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                (g)           No holder of any share of any series of Preferred Stock shall be entitled to vote for the election of directors or in respect of any other matter except as may be required by the Delaware General Corporation Law, as amended, or as is permitted by the resolution or resolutions adopted by the Board of Directors authorizing the issue of such series of Preferred Stock.

ARTICLE V

                Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

                The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

ARTICLE VII

                Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

                The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of Incorporation, as may be amended from time to time are granted subject to the rights reserved in this Article.

ARTICLE IX

                (1)           To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                (2)           The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

                (3)           By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                (4)           Any amendment, repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any such person to the Corporation with respect to, any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.